As filed with the Securities and Exchange Commission on August 26, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELLECTAR BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3321804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Campus Drive

Florham Park, NJ 07932

(608) 441-8120

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cellectar Biosciences, Inc. Amended and Restated 2015 Stock Incentive Plan

(Full title of the plan)

James V. Caruso
President and Chief Executive Officer
100 Campus Drive

Florham Park, NJ 07932

(608) 441-8120

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Gregory J. Lynch, Esq.
Joshua B. Erekson, Esq.
Michael Best & Friedrich LLP
One South Pinckney Street, Suite 700
Madison, Wisconsin 53703
(608) 257-3501

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.00001 per share(3)	526,500	$2.433	$1,281,075	$155.27
Common stock, par value $0.00001 per share(4)	293,500	$2.145	$629,558	$76.31
Total	820,000		$1,910,633	$231.58

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of our common stock, par value $0.00001 per share, (the “Common Stock”) which may become issuable to prevent dilution resulting from stock splits, stock dividends or other similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act.
(3)	Represents shares of Common Stock reserved and available for issuance pursuant to the 2015 Stock Incentive Plan. The price per share and aggregate offering price are based upon the shares underlying stock option agreements and the weighted average exercise price per share of the stock options that may be exercised under such stock option agreements.
(4)	The price per share and aggregate offering price are based upon the average of market price of the high and low prices of the Registrant’s common stock on August 23, 2019, as reported on the Nasdaq Capital Market for options reserved and available for issuance.

EXPLANATORY NOTE

This Registration Statement (this “Registration Statement”) is being filed by Cellectar Biosciences, Inc. (the “Company,” “we”, “us” or “our”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) in order to register 820,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), issuable in accordance with the terms of the Company’s Amended and Restated 2015 Stock Incentive Plan.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

In accordance with Rule 428 under the Securities Act and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from the filing of this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which we filed with the Securities and Exchange Commission (the “SEC”), are incorporated by reference in this Registration Statement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on February 26, 2019.

(b)	Our Current Report on Form 8-K, filed with the SEC on February 15, 2019.

(c)	Our Current Report on Form 8-K, filed with the SEC on March 8, 2019.

(d)	Our Current Report on Form 8-K, filed with the SEC on March 19, 2019.

(e)	Our Current Report on Form 8-K, filed with the SEC on April 19, 2019.

(f)	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2019.

(g)	Our Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2019.

(h)	Our Current Report on Form 8-K, filed with the SEC on May 20, 2019.

(i)	Our Current Report on Form 8-K, filed with the SEC on June 14, 2019.

(j)	Our Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2019.

(k)	The description of our securities contained in our Registration Statement on Form 8-A filed on April 18, 2016, including any amendment or report filed for the purpose of updating such description.

(l)	Our Current Report on Form 8-K, filed with the SEC on August 15, 2019.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into, and to be a part of, this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interest of Named Experts and Counsel

None.

Item 6.	Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law allows us to adopt a charter provision eliminating or limiting the personal liability of directors to us or our stockholders for breach of fiduciary duty as directors, but the provision may not eliminate or limit the liability of directors for (a) any breach of the director’s duty of loyalty to us or our stockholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law or (d) any transaction from which the director derived an improper personal benefit. Article Seventh of our Charter provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, subject to the limitations imposed by Section 102(b)(7). Article Seventh also provides that no amendment to or repeal of Article Seventh shall apply to or have any effect on the liability or the alleged liability of any director with respect to any acts or omissions of such director occurring prior to such amendment or repeal. A principal effect of Article Seventh is to eliminate or limit the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (a) through (d) above.

Section 145 of the Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Article Eighth of our Amended and Restated Certificate of Incorporation, as amended, and Section 5.1 of our Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the Delaware General Corporation Law, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any shareholders’ or directors’ resolution or by contract.

The effect of these provisions would be to permit indemnification by us for, among other liabilities, liabilities arising out of the Securities Act.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit No.	Description	Form	Filing Date	Exhibit No.

3.1	Second Amended and Restated Certificate of Incorporation	8-K	April 11, 2011	3.1

3.2	Certificate of Ownership and Merger of Cellectar Biosciences, Inc. with and into Novelos Therapeutics, Inc.	8-K	February 13, 2014	3.1

3.3	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation	8-K	June 13, 2014	3.1

3.4	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation	8-K	June 19, 2015	3.2

3.5	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation	8-K	March 4, 2016	3.1

3.6	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation	8-K	June 1, 2017	3.2

3.7	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation	8-K	July 13, 2018	3.1

3.8	Amended and Restated By-laws	8-K	June 1, 2011	3.1

5.1*	Opinion of Michael Best & Friedrich LLP

10.1	Cellectar Biosciences, Inc. Amended and Restated 2015 Stock Incentive Plan	8-K	June 14, 2019	10.1

10.2	Form of Non-Statutory Stock Option	S-8	November 9, 2017	10.2

10.3	Form of Restricted Common Stock Agreement	10-Q	August 14, 2017	10.1

23.1*	Consent of Baker Tilly Virchow Krause, LLP

23.2*	Consent of Michael Best & Friedrich LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to the registration statement)

* Filed herewith.

Item 9.	Undertakings

The undersigned registrant hereby undertakes to:

(a) (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on August 26, 2019.

CELLECTAR BIOSCIENCES, Inc.

By:	/s/ James V. Caruso
James V. Caruso
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints James V. Caruso, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him or her, or any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ James V. Caruso	Chief Executive Officer and Director	August 26, 2019
James V. Caruso	(principal executive officer)

/s/ Charles T. Bernhardt	Interim Chief Financial Officer	August 26, 2019
Charles T. Bernhardt	(principal financial officer and
principal accounting officer)

/s/ Frederick W. Driscoll	Director	August 26, 2019
Frederick W. Driscoll

/s/ Stephen A. Hill	Director	August 26, 2019
Stephen A. Hill

/s/ Stefan D. Loren	Director	August 26, 2019
Stefan D. Loren, Ph.D.

/s/ John Neis	Director	August 26, 2019
John Neis

/s/ Douglas J. Swirsky	Director	August 26, 2019
Douglas J. Swirsky